Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 1) of our report dated March 4, 2025 except for Notes 1 and 9 which are dated April 25, 2025, with respect to the audited financial statements of Flag Ship Acquisition Corporation for the years ended December 31, 2024 and 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 4, 2026